PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                                       12 Months
                                                                         Ended
                                                                       12/31/97
--------------------------------------------------------------------------------
NET INCOME                                                              $336,558
ADD BACK:
- INCOME TAXES:
     OPERATING INCOME                                                    285,343
     NON-OPERATING INCOME                                                  7,426
--------------------------------------------------------------------------------
     NET TAXES                                                          $292,769
================================================================================
- FIXED CHARGES:
     TOTAL INTEREST                                                     $359,363
     ANNUAL RENTALS ESTIMATE                                               8,723
--------------------------------------------------------------------------------
     TOTAL FIXED CHARGES                                                $368,086
================================================================================
EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
     DIVIDENDS ON PREFERRED STOCK                                       $ 16,804
     ADJUSTMENT TO PREFERRED DIVIDENDS*                                 $ 14,618
                                                                        --------
                                                                        $ 31,422
================================================================================
FIXED CHARGES AND PREFERRED DIVIDENDS                                   $399,508
================================================================================
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES                          $997,413
================================================================================
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
     EARNINGS REQUIRED FOR PREFERRED DIVIDENDS                              2.50
================================================================================
*  ADDITIONAL CHARGE EQUIVALENT TO EARNINGS REQUIRED
TO ADJUST DIVIDENDS ON PREFERRED STOCK TO A PRE-TAX BASIS